Exhibit 4.2

THIRD SUPPLEMENTAL INDENTURE

among

BLACKSTONE PRIVATE CREDIT FUND,

ELAVON FINANCIAL SERVICES DAC, UK BRANCH,

as European Paying Agent

and

U.S. BANK NATIONAL ASSOCIATION

as Trustee

DATED AS OF NOVEMBER 2, 2021

THIRD SUPPLEMENTAL INDENTURE

THIS THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), dated as of November 2, 2021 (the “Issue Date”), is among Blackstone Private Credit Fund, a Delaware statutory trust (the “Company”), Elavon Financial Services DAC, UK Branch, as European paying agent (the “European Paying Agent”) and U.S. Bank National Association, as trustee (the “Trustee”). All capitalized terms used herein shall have the meaning set forth in the Base Indenture (as defined below) unless otherwise defined herein.

RECITALS OF THE COMPANY

The Company and the Trustee executed and delivered an Indenture, dated as of September 15, 2021 (the “Base Indenture”), as amended and supplemented by this Third Supplemental Indenture (this Third Supplemental Indenture together with the Base Indenture, the “Indenture”), to provide for the issuance by the Company of €500,000,000 in aggregate principal amount of the Company’s 1.750% Notes due 2026 (the “Initial Notes” and, together with any Additional Notes (as defined below), the “Notes”).

The Company has duly authorized the creation, issue and sale of the Notes. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase. The Notes will be distributed initially only to (i) persons reasonably believed to be QIBs in reliance on Rule 144A and (ii) Non-U.S. Persons in reliance on Regulation S, as such terms are defined herein. Further, the Notes will be distributed initially within the European Economic Area only in Belgium, Denmark, Finland, France, Germany, the Republic of Ireland, the Grand Duchy of Luxembourg, the Netherlands, Norway, Portugal, Spain and Sweden (the “Approved EEA Jurisdictions”).

The Company has appointed Elavon Financial Services DAC, UK Branch, as European Paying Agent under the Agency Agreement in order to effect payments on the Notes in Euros.

Sections 9.01(4) and 9.01(6) of the Base Indenture provide that, without the consent of Holders of the Securities of any series issued under the Base Indenture, the Company, when authorized by, or pursuant to, a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture to (i) change or eliminate any of the provisions of the Base Indenture (as supplemented or amended from time to time by one or more indentures supplemental thereto) when there is no Security Outstanding of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of such provision and (ii) establish the form or terms of Securities of any series as permitted by Section 2.01 and Section 3.01 of the Base Indenture.

The Company wishes to establish the form and terms of the Notes and to modify, alter, supplement and change certain provisions of the Base Indenture for the benefit of the Holders of the Notes (subject to amendment, as may be provided in a future supplemental indenture to the Indenture (“Future Supplemental Indenture”)), including for purposes of facilitating the issuance of Euro-denominated securities, such as the Notes. The Company has duly authorized the execution and delivery of this Third Supplemental Indenture to provide for the issuance of the Notes and all acts and things necessary to make this Third Supplemental Indenture a valid, binding, and legal obligation of the Company and to constitute a valid agreement of the Company, in accordance with its terms, have been done and performed.

NOW, THEREFORE, for, and in consideration of, the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I

TERMS OF THE NOTES

Section 1.01. The following terms relating to the Notes are hereby established:

(a) The Notes shall constitute a series of Senior Securities having the title “1.750% Notes due 2026”. The Notes offered and sold to QIBs in reliance on Rule 144A shall bear an ISIN number of XS2403519866 and a Common Code of 240351986. The Notes offered and sold in reliance on Regulation S shall bear an ISIN number of XS2403519601 and a Common Code of 240351960.

(b) The aggregate principal amount of the Initial Notes that may be initially authenticated and delivered under the Indenture (except for Initial Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 3.04, 3.05, 3.06, 9.06, 11.07 or 13.05 of the Base Indenture, and except for any Securities that, pursuant to Section 3.03 of the Base Indenture, are deemed never to have been authenticated and delivered under the Indenture) shall be €500,000,000. Under a Board Resolution, Officers’ Certificate pursuant to Board Resolutions or an indenture supplement, the Company may from time to time, without the consent of the Holders of Notes, issue additional Notes (in any such case, other than any Exchange Notes, “Additional Notes”) having the same ranking and the same interest rate, maturity and other terms as the Notes (except for the issue date, public offering price and, if applicable, the initial interest payment date); provided that, if such Additional Notes are not fungible with the Notes (or any other tranche of Additional Notes) for U.S. federal income tax purposes, then such Additional Notes will have different CUSIPs (if applicable), Common Codes and ISIN numbers from the Notes (and any such other tranche of Additional Notes). Any Additional Notes and the existing Notes will constitute a single series under the Indenture, and all references to the relevant Notes herein shall include the Additional Notes unless the context otherwise requires.

(c) The entire outstanding principal of the Notes shall be payable on November 30, 2026 (the “Stated Maturity”), unless earlier redeemed or repurchased in accordance with the provisions of this Third Supplemental Indenture.

(d) The rate at which the Notes shall bear interest shall be 1.750% per annum (the “Applicable Interest Rate”). The date from which interest shall accrue on the Notes shall be November 2, 2021 or the most recent Interest Payment Date on which interest has been paid or provided for; the Interest Payment Dates for the Notes shall be November 30 of each year, commencing November 30, 2021 (if an Interest Payment Date falls on a day that is not a Business Day, then the applicable interest payment will be made on the next succeeding Business Day, and no additional interest will accrue as a result of such delayed payment); the initial interest period will be a short interest period from, and including, November 2, 2021 (or the most recent Interest Payment Date to which interest has been paid or provided for), to, but excluding, the initial Interest Payment Date (being November 30, 2021), and the subsequent interest periods for so long as the Notes are outstanding will be the periods from, and including, an Interest Payment Date to, but excluding, the next Interest Payment Date or the Stated Maturity, as the case may be; the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid to the Person in whose name the Note is registered at 5:00 p.m. New York City time, or the close of business, on the Regular Record Date for such interest, which shall be, so long as the Notes are represented by Global Notes, one Clearing System Business Day immediately preceding the related interest payment date (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

The day-count fraction applied to calculate the amount of interest payable in respect of each Note shall be the number of days in the relevant period from (and including) the date from which interest begins to accrue to (but excluding) the date on which it falls due, divided by the number of days in the interest period in which the relevant period falls (including the first such day but excluding the last). This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association (ICMA).

(e) Payments of principal of, interest on, premium (if any) and Additional Amounts (as defined below, if any) on, the Notes while in global form will be made by the Company to the European Paying Agent in immediately available funds and the European Paying Agent shall, in turn, make payments to Euroclear and Clearstream to the registered holder of such Global Note (as defined below). Distributions of principal, interest, premium (if any) and Additional Amounts (if any) with respect to book-entry interests in the Notes held through Euroclear or Clearstream will be credited, in Euros, to the extent received by Euroclear and Clearstream from (or on behalf of) the European Paying Agent, to the cash accounts of Euroclear or Clearstream customers in accordance with the relevant system’s rules and procedure. Payment of principal of, (and premium, if any, on) and any such interest on, the Notes if held in definitive form will be made at the corporate trust office of the European Paying Agent located at 125 Old Broad Street, London EC2N 1AR, United Kingdom and at such other address as may be designated by the European Paying Agent, in Euros; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

(f) All payments in respect of the Notes shall be made by the Company in Euros in immediately available funds. No payments in respect of the Notes shall be payable at the election of the Holder thereof in a currency or currencies, currency unit or units or composite currency or currencies other than Euros.

(g) If, on or after the date of issuance of the Notes, the Company is unable to obtain Euros in amounts sufficient to make any required payment under the Notes due to the imposition of exchange controls or other circumstances beyond the Company’s control (including the dissolution of the European Monetary Union), then all payments in respect of the Notes will be made in U.S. dollars until Euros are again available to the Company. In such circumstances, the amount payable on any date in Euros will be converted into U.S. dollars at a rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the latest U.S. dollar/Euro exchange rate available on or prior to the second business day prior to the relevant payment date as determined by the Company in its sole discretion. Any payment in respect of the Notes so made in U.S. dollars will not constitute an Event of Default under the Notes or the Indenture. Neither the Trustee nor the European Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing. The provisions of the Indenture relating to a Conversion Event, as set out in Section 3.12 shall not apply to the Notes and the Company shall not be obliged to appoint an Exchange Rate Agent in relation to the Notes.

(h) The Notes offered on the date hereof will be distributed initially only to (i) persons reasonably believed to be QIBs in reliance on Rule 144A and (ii) Non-U.S. Persons in reliance on Regulation S. Such Notes may thereafter be transferred only in accordance with the provisions of the Indenture.

(i) The Notes shall be initially issuable in global form (each such Note, a “Global Note”). The Global Notes and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit A to this Third Supplemental Indenture. Each Global Note shall represent the outstanding Notes as shall be specified therein, and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Security Registrar, in accordance with Sections 2.03 and 3.05 of the Base Indenture.

(j) The Notes offered and sold to QIBs in reliance on Rule 144A shall be issued initially in the form of one or more Rule 144A Global Notes, and the Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Regulation S Global Notes. Each Global Note shall be deposited with, or on behalf of, Euroclear and Clearstream and shall be registered in the name of USB Nominees (UK) Limited, as nominee of Elavon Financial Services DAC, as Common Depositary. Global Notes shall be deposited, duly executed by the Company and authenticated by, or on behalf of, the Trustee as hereinafter provided.

(k) The Security Registrar with respect to the Global Notes shall be the Trustee.

(l) The Notes shall be defeasible pursuant to Section 14.02 or Section 14.03 of the Base Indenture. Covenant defeasance contained in Section 14.03 of the Base Indenture shall apply to the covenants contained in Sections 10.07 and 10.08 of the Indenture.

(m) All payments made by the Company or on its behalf (including, in each case, any successor entity) (each, a “Payor”) in respect of the Notes will be made free and clear of and without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental taxes of whatever nature (the “Taxes”), unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by, or on behalf of:

(1) any jurisdiction from or through which payment on the Notes is made, or any political subdivision or governmental authority thereof or therein having the power to tax; or

(2) any other jurisdiction in which a Payor is organized, engaged in business for tax purposes, or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (1) and (2), a “Relevant Taxing Jurisdiction”), will at any time be required by law to be made from any payments made by or on behalf of the Payor or the relevant paying agent with respect to the Notes, including payments of principal, redemption price, interest or premium, if any, the Payor will pay (together with such payments) such additional amounts (the “Additional Amounts”), as may be necessary in order that the net amounts received in respect of such payments, after such withholding or deduction (including any such withholding or deduction from such Additional Amounts), will not be less than the amounts that would have been received in respect of such payments on the Notes in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable for or on account of:

(1) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant holder or beneficial owner of the Notes (or between a fiduciary, settlor, beneficiary, member, partner, shareholder or other equity owner of, or possessor of power over the relevant holder or beneficial owner, if the relevant holder or beneficial owner is an estate, nominee, trust, partnership, limited liability company, corporation or other entity) and the Relevant Taxing Jurisdiction (including, without limitation, being resident for tax purposes, or being, having been or having been treated as a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) but excluding, in each case, any connection arising solely from the acquisition, ownership or holding of the Notes or the receipt of any payment or the exercise or enforcement of rights under the Notes or the indenture;

(2) any Tax that is imposed or withheld by reason of the failure by the holder or the beneficial owner of Notes to provide an applicable Internal Revenue Service Form W-8 (with any required attachments) or W-9 or to comply with a written request of the Payor addressed to the holder, after reasonable notice (at least 60 days before any such withholding or deduction would be made), to provide other certification, information, documents or other evidence concerning the nationality, residence or identity of the holder or such beneficial owner or to make any declaration or similar claim or satisfy any other reporting requirement relating to such matters that is required by a statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Tax but, only to the extent the holder or beneficial owner is legally entitled to provide such certification or documentation;

(3) any Taxes, to the extent that such Taxes were imposed as a result of the presentation of the Notes for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the holder;

(4) any Taxes that are payable otherwise than by deduction or withholding from a payment on, or with respect to the Notes;

(5) any estate, inheritance, gift, sales, excise, transfer, personal property, wealth or similar Taxes;

(6) any Taxes imposed in connection with the Notes presented for payment by, or on behalf of, a holder or beneficial owner who would have been able to avoid such Tax by presenting the Note to, or otherwise accepting payment from, a paying agent in a member state of the European Union;

(7) any Taxes imposed pursuant to Sections 1471 through 1474 of the Code (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or agreements thereunder, official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code (or any amended or successor version that is substantively comparable), or any law, legislation, rules or practices implementing an intergovernmental agreement relating thereto;

(8) any Taxes imposed as a result of the beneficial owner being or having been (i) a “10-percent shareholder” of us as defined in Section 871(h)(3) of the Code or any successor provision or (ii) a controlled foreign corporation that is related to us within the meaning of Section 864(d)(4) of the Code or any successor provision;

(9) any Taxes imposed as a result of the holder or beneficial owner being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in Section 881(c)(3)(A) of the Code or any successor provision;

(10) any Taxes imposed by reason of the holder’s or beneficial owner’s past or present status as a passive foreign investment company, a controlled foreign corporation, a foreign tax-exempt organization or a personal holding company with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax; or

(11) any combination of the items (1) through (10) above.

In addition, no Additional Amounts shall be paid with respect to a holder who is a fiduciary or a partnership or limited liability company (or other entity treated as a partnership or limited liability company in the Relevant Taxing Jurisdiction) or any person other than the beneficial owner of any the Notes, to the extent that the beneficiary or settlor with respect to such fiduciary, the member of such partnership or limited liability company (or other entity treated as a partnership or limited liability company in the Relevant Taxing Jurisdiction) or the beneficial owner would not have been entitled to Additional Amounts had such beneficiary, settlor, member or beneficial owner held such Notes directly.

The Payor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant taxing authority in the Relevant Taxing Jurisdiction in accordance with applicable law. The Payor will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes and will provide such certified copies, or if, notwithstanding the Payor’s reasonable efforts to obtain such tax receipts, such tax receipts are not available, other reasonable evidence of such payments as soon as reasonably practicable to the trustee. Such copies or other evidence shall be made available to the holders upon reasonable request and will be made available at the corporate trust offices of the European Paying Agent.

If any Payor is obligated to pay Additional Amounts under or with respect to any payment made on the Notes, at least 30 days prior to the date of such payment, the Payor will deliver to the Trustee an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable (unless such obligation to pay Additional Amounts arises less than 45 days prior to the relevant payment date, in which case the Payor may deliver such Officer’s Certificate as promptly as practicable after the date that is 30 days prior to the payment date). The trustee shall be entitled to rely solely, without further inquiry, on such Officer’s Certificate as conclusive proof that such payments are necessary.

Wherever in the Indenture there is mentioned, in any context, with respect to the Notes:

(1) the payment of principal;

(2) purchase prices or redemption prices in connection with a purchase or redemption of Notes; or

(3) interest,

such references shall be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof in respect of the Notes.

The Payor will pay and indemnify the holders and beneficial owners of the Notes for any present or future stamp, transfer, issue, registration, court or documentary taxes, or any other excise, property or similar taxes or similar charges or levies (including any related interest or penalties with respect thereto) that arise in a Relevant Taxing Jurisdiction from the execution, delivery, enforcement or registration of, or receipt of payments with respect to, the Notes, the indenture, or any other document or instrument in relation thereto (other than in each case, in connection with a transfer of the Notes after this offering and limited, solely to the extent of such taxes or similar charges or levies that arise from the receipt of any payments of principal or interest on the Notes , to any such taxes or similar charges or levies that are not excluded under clauses (1) through (3) and (5) through (10)).

The foregoing obligations will survive any termination, defeasance or discharge of the indenture and will apply mutatis mutandis to any jurisdiction in which any successor to a Payor is organized, engaged in business for tax purposes or otherwise resident for tax purposes, or any jurisdiction from or through which any payment under, or with respect to the Notes is made by or on behalf of such Payor, or any political subdivision or taxing authority or agency thereof or therein.

(n) The Notes shall be redeemable pursuant to Section 11.01 of the Base Indenture and as follows:

(i) Prior to the Par Call Date (as defined below), the Notes will be redeemable, in whole or in part, at any time, or from time to time, at the option of the Company, at a Redemption Price equal to the greater of the following amounts:

(A)	100% of the principal amount of the Notes to be redeemed, or

(B)

the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of accrued and unpaid interest to the Redemption Date) on the Notes to be redeemed through the Par Call Date, discounted to the Redemption Date on an annual basis (ACTUAL/ACTUAL (ICMA)), at the Bond Rate plus 35 basis points, plus, in each case, accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

For the avoidance of doubt, calculation of the Redemption Price shall not be an obligation or duty of the Trustee or the European Paying Agent.

(ii) Notwithstanding the foregoing, at any time on or after the Par Call Date, the Company may redeem some or all of the Notes at any time, or from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed plus, in each case, accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

For purposes of calculating the Redemption Price in connection with the redemption of the Notes, on any Redemption Date, the following terms have the meanings set forth below:

“Bond Rate” means the annual equivalent yield to maturity, expressed as a percentage (rounded to three decimal places, 0.0005 being rounded upwards), on the third Business Day prior to the date fixed for redemption, of the Reference Bond (as defined below) on the basis of the middle market price of the Reference Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by the Company or the Independent Investment Bank.

“Independent Investment Bank” means one of the Reference Bond Dealers that the Company appoints as the Independent Investment Bank from time to time.

“Par Call Date” means August 30, 2026, which is the date that is three months prior to the maturity date of the Notes.

“Reference Bond” means, in relation to any Bond Rate calculation, a German government bond whose maturity is closest to the maturity of the Notes, or if the Company or the Independent Investment Bank considers that such similar bond is not in issue, such other German government bond as the Company or the Independent Investment Bank, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Company or the Independent Investment Bank, determine to be appropriate for determining the Bond Rate.

“Reference Bond Dealer” means (A) each of Barclays Bank PLC, Deutsche Bank AG, London Branch and Société Générale (or their respective affiliates that are Primary Bond Dealers), and their respective successors and (B) any other broker of, and/or market maker in, German government bonds, or a Primary Bond Dealer, selected by the Company.

(iii) Notice of redemption shall be given in writing and mailed, first-class postage prepaid or by overnight courier guaranteeing next-day delivery, to each Holder of the Notes to be redeemed, not less than fifteen (15) nor more than sixty (60) days prior to the Redemption Date, at the Holder’s address appearing in the Security Register. All notices of redemption shall contain the information set forth in Section 11.04 of the Base Indenture; provided, that Common Codes and/or ISIN numbers shall be included in place of CUSIP numbers.

(iv) Any exercise of the Company’s option to redeem the Notes will be done in compliance with the Investment Company Act, to the extent applicable.

(v) If the Company elects to redeem only a portion of the Notes, the particular Notes to be redeemed will be selected in accordance with the applicable procedures of the Trustee and, so long as the Notes are registered in the name of a nominee for the Common Depositary, in compliance with the requirements of Euroclear and Clearstream; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than €100,000 or an integral multiple of €1,000, in excess thereof.

(vi) After the issue date, the Company may redeem the Notes in whole, but not in part, at any time upon giving not less than 30 days’ prior notice to the holders of such series of Notes (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to but not including, the date fixed for redemption (a “Tax Redemption Date”) (subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date) and all Additional Amounts, if any, then due and that will become due on the Tax Redemption Date as a result of the redemption or otherwise, if the Company determine in good faith that, as a result of:

(1) any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction; or

(2) any amendment to, or change in an official written application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction or a change in published practice or revenue guidance) (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), the Company are, or on the next interest payment date in respect of the Notes would be, required to pay Additional Amounts with respect to the Notes, and such obligation cannot be avoided by taking reasonable measures available to us (including, for the avoidance of doubt, the appointment of a new paying agent where applicable tax laws would not require the payment of Additional Amounts where this would be reasonable, but not including assignment of the obligation to make payment with respect to the Notes). Such Change in Tax Law must (i) not have been publicly announced before the issue date and (ii) become effective on or after the issue date (or if the applicable Relevant Tax Jurisdiction became a Relevant Tax Jurisdiction on a date after the Issue Date, such later date).

Notwithstanding the foregoing, no such notice of redemption will be given earlier than 60 days prior to the earliest date on which the Company would be obligated to make such payment of Additional Amounts. Prior to the publication or mailing of any notice of redemption of the Notes pursuant to the foregoing, the Company will deliver to the Trustee (a) an Officer’s Certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right so to redeem have been satisfied and (b) an opinion of an independent tax counsel of recognized standing qualified under the laws of the Relevant Tax Jurisdiction to the effect that the Company has been or will become obligated to pay Additional Amounts as a result of a Change in Tax Law. The trustee will accept and shall be entitled to rely on such Officer’s Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, without further inquiry, in which event it will be conclusive and binding on the holders of the Notes.

(o) Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes called for redemption hereunder, and such Notes shall no longer be outstanding.

(p) The Notes shall not be subject to any sinking fund pursuant to Section 12.01 of the Base Indenture.

(q) The Notes shall be issuable in denominations of €100,000 and integral multiples of €1,000, in excess thereof.

(r) Holders of the Notes will not have the option to have the Notes repaid prior to the Stated Maturity other than in accordance with Article XIII of the Indenture.

(s) The Notes will be listed on the Official List of The International Stock Exchange (the “TISE”). In the event that the Notes cease to be listed on the TISE, the Company shall use its commercially reasonable endeavors to obtain a listing for the Notes on another recognized stock exchange.

Section 1.02. Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. Global Notes will be exchanged by the Company for Definitive Notes only if (i) the Common Depositary notifies the Company that it is unwilling, unable or no longer qualified to continue as common depositary for the Global Notes and the Company fails to appoint a successor common depositary within 90 calendar days; (ii) the Company, in its sole discretion determines, that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee and the European Paying Agent or (iii) an Event of Default has occurred or is continuing and the relevant beneficial owner requests that its Notes be issued in physical, certificated form. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 3.04 and 3.06 of the Base Indenture. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 1.02 or Sections 3.04 and 3.05 of the Base Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 1.02(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 1.02(b) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through Euroclear and Clearstream, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with subsections (i) through (vi) below, as applicable, as well as one or more of the other following subsections, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Rule 144A Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Rule 144A Global Note in accordance with the transfer restrictions set forth in the Restricted Notes Legend. Beneficial interests in any Regulation S Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Regulation S Global Note in accordance with the transfer restrictions set forth in the Restricted Notes Legend. No written orders or instructions shall be required to be delivered to the Security Registrar to effect the transfers described in this Section 1.02(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 1.02(b)(i) above, the transferor of such beneficial interest must deliver to the Security Registrar (A) a written order from a Participant or an Indirect Participant given to Euroclear or Clearstream in accordance with the Applicable Procedures directing Euroclear or Clearstream to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 1.02 hereof. Transfers by an owner of a beneficial interest in the Rule 144A Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note, whether before or after the expiration of the Restricted Period, shall be made only upon receipt by the Trustee of a certification from the transferor to the effect that such transfer is being made in accordance with Regulation S or, after the expiration of the Restricted Period, if available, Rule 144 under the Securities Act.

(iii) Restrictions on Transfer of Regulation S Global Note.

(A)

Prior to expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through the Rule 144A Global Note shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided by Exhibit B or as otherwise provided by the Company in accordance with law to the effect that such transfer is being made to a person whom the transferor reasonably believes is a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A. Such certification shall not be required after the expiration of the Restricted Period.

(B)	Upon the expiration of the Restricted Period, beneficial ownership interests in the Regulation S Note shall be transferable in accordance with law and the other terms of this Indenture.

(iv) Other Transfer of Beneficial Interests to Another Rule 144A Global Note. A beneficial interest in any Rule 144A Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Rule 144A Global Note, if the transfer complies with the requirements of Section 1.02(b)(ii) above.

(v) Transfer and Exchange of Beneficial Interests in Global Notes to Definitive Notes. In the event that a Global Note is exchanged for Definitive Notes in accordance with the terms of the Indenture (including Section 1.02(a) above), such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 1.02 (b), (c), (d) and (e) (including the certification requirements set forth therein intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company reasonably necessary to comply with applicable law.

(vi) Transfer and Exchange of Beneficial Interests in a Rule 144A Global Note for Beneficial Interests in the Regulation S Global Note. A beneficial interest in any Rule 144A Global Note may be exchanged by any holder thereof for a beneficial interest in a Regulation S Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in a Regulation S Global Note if the exchange or transfer complies with the requirements of Section 1.02(b)(ii) above and:

(A)	the Security Registrar receives the following:

(1)

if the holder of such beneficial interest in a Rule 144A Global Note proposes to exchange such beneficial interest for a beneficial interest in a Regulation S Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item 1(a) thereof; or

(2)

if the holder of such beneficial interest in a Rule 144A Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item 4 thereof;

and, in each such case set forth in this subparagraph (A), if the Company or the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (A) above at a time when a Regulation S Global Note has not yet been issued, the Company shall issue and, upon receipt of a Company Order in accordance with Section 3.03 of the Base Indenture, the Trustee shall authenticate one or more Regulation S Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (A) above.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i) Beneficial Interests in Rule 144A Global Notes to Rule 144A Definitive Notes. If any holder of a beneficial interest in a Rule 144A Global Note proposes to exchange such beneficial interest for a Rule 144A Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Rule 144A Definitive Note, in each case in accordance with the terms of this Indenture (including Section 1.02(a)), then, upon receipt by the Security Registrar of the following documentation:

(A)

if the holder of such beneficial interest in a Rule 144A Global Note proposes to exchange such beneficial interest for a Rule 144A Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item 2(a) thereof;

(B)

if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 1 thereof;

(C)

if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction and in accordance with Regulation S, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 2 thereof;

(D)

if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 3 thereof; or

(E)

if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 3 thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 1.02(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Rule 144A Definitive Note in the appropriate principal amount. Any Rule 144A Definitive Note issued in exchange for a beneficial interest in a Rule 144A Global Note pursuant to this Section 1.02(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from Euroclear or Clearstream and the Participant or Indirect Participant. The Trustee shall deliver such Rule 144A Definitive Notes to the Persons in whose names such Notes are so registered. Any Rule 144A Definitive Note issued in exchange for a beneficial interest in a Rule 144A Global Note pursuant to this Section 1.02(c)(i) shall bear the Restricted Notes Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Rule 144A Global Notes to Regulation S Definitive Notes. A holder of a beneficial interest in a Rule 144A Global Note may exchange such beneficial interest for a Regulation S Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of a Regulation S Definitive Note in accordance with the terms of this Indenture (including Section 1.02(a)) only if:

(A)

such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Regulation S under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 4(a) thereof; and

(B)	the Security Registrar receives the following:

(1)

if the holder of such beneficial interest in a Rule 144A Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Restricted Notes Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item 1(b) thereof; or

(2)

if the holder of such beneficial interest in a Rule 144A Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Restricted Notes Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item 4 thereof;

and, in each such case set forth in this subparagraph (B), if the Company or the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Beneficial Interests in Regulation S Global Notes to Regulation S Definitive Notes. If any holder of a beneficial interest in a Regulation S Global Note proposes to exchange such beneficial interest for a Regulation S Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Regulation S Definitive Note in accordance with the terms of this Indenture (including Section 1.02(a)), then, upon satisfaction of the conditions set forth in Section 1.02(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 1.02(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Regulation S Definitive Note in the appropriate principal amount. Any Regulation S Definitive Note issued in exchange for a beneficial interest pursuant to this Section 1.02(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from Euroclear or Clearstream and the Participant or Indirect Participant. The Trustee shall deliver such Regulation S Definitive Notes to the Persons in whose names such Notes are so registered. Other than during the Restricted Period, any Regulation S Definitive Note issued in exchange for a beneficial interest pursuant to this Section 1.02(c)(iii) shall not bear the Restricted Notes Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) Rule 144A Definitive Notes to Beneficial Interests in Rule 144A Global Notes. If any Holder of a Rule 144A Definitive Note proposes to exchange such Note for a beneficial interest in a Rule 144A Global Note or to transfer such Rule 144A Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Rule 144A Global Note, then, upon receipt by the Security Registrar of the following documentation:

(A)

if the Holder of such Rule 144A Definitive Note proposes to exchange such Note for a beneficial interest in a Rule 144A Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item 2(b) thereof;

(B)

if such Rule 144A Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 1 thereof;

(C)

if such Rule 144A Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction and in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 2 thereof;

(D)

if such Rule 144A Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item 3 thereof;

(E)

if such Rule 144A Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 3 thereof, the Trustee shall cancel the Rule 144A Definitive Note and increase or cause to be increased the aggregate principal amount of the Rule 144A Global Note.

(ii) Rule 144A Definitive Notes to Beneficial Interests in Regulation S Global Notes. A Holder of a Rule 144A Definitive Note may exchange such Note for a beneficial interest in a Regulation S Global Note or transfer such Rule 144A Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Regulation S Global Note only if:

(A)	the Security Registrar receives the following:

(1)

if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Regulation S Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item 1(c) thereof; or

(2)

if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Regulation S Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item 4 thereof;

and, in each such case set forth in this subparagraph (A), if the Company or the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 1.02(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Regulation S Global Note.

(iii) Regulation S Definitive Notes to Beneficial Interests in Regulation S Global Notes. A Holder of a Regulation S Definitive Note may exchange such Note for a beneficial interest in a Regulation S Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Regulation S Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Regulation S Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Regulation S Global Notes.

If any such exchange or transfer from a Regulation S Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(A) or (iii) above at a time when a Regulation S Global Note has not yet been issued, the Company shall issue and, upon receipt of an Company Order in accordance with Section 3.03 of the Base Indenture, the Trustee shall authenticate one or more Regulation S Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 1.02(e), the Security Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Security Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Security Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 1.02(e).

(i) Rule 144A Definitive Notes to Rule 144A Definitive Notes. Any Rule 144A Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Rule 144A Definitive Note if the Security Registrar receives the following:

(A)

if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item 1 thereof;

(B)	if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item 2 thereof; or

(C)

if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item 3 thereof, if applicable.

(ii) Rule 144A Definitive Notes to Regulation S Definitive Notes. Any Rule 144A Definitive Note may be exchanged by the Holder thereof for a Regulation S Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of a Regulation S Definitive Note if:

(A)

if such Rule 144A Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Regulation S under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 4(a) thereof; and

(B)	the Security Registrar receives the following:

(1)

if the Holder of such Rule 144A Definitive Notes proposes to exchange such Notes for a Regulation S Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item 1(d) thereof; or

(2)

if the Holder of such Rule 144A Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a Regulation S Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item 4 thereof;

and, in each such case set forth in this subparagraph (B), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Regulation S Definitive Notes to Regulation S Definitive Notes. A Holder of Regulation S Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of a Regulation S Definitive Note. Upon receipt of a request to register such a transfer, the Security Registrar shall register the Regulation S Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture.

(i) Restricted Notes Legend.

(A)	Except as otherwise permitted under this Indenture, all Global Notes and Definitive Notes shall bear the legend in substantially the following form:

“THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF

(1)

REPRESENTS THAT EITHER (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)), OR (B) IT IS NOT A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”)) AND

(2)

AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS, IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), AND IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S, ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE SECURITIES LAWS OF ANY OTHER JURISDICTION, INCLUDING ANY STATE OF THE UNITED STATES, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL SATISFACTORY TO EACH OF THEM AND/OR A CERTIFICATE OF TRANSFER OR EXCHANGE IN THE FORM PRESCRIBED IN THE INDENTURE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”

(ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF USB NOMINEES (UK) LIMITED, AS NOMINEE OF THE COMMON DEPOSITARY. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY OTHER PERSON, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK, S.A./N.V., AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”), AND CLEARSTREAM BANKING, S.A. (“CLEARSTREAM” AND, TOGETHER WITH EUROCLEAR, “EUROCLEAR/CLEARSTREAM”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF USB NOMINEES (UK) LIMITED OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF ELAVON FINANCIAL SERVICES DAC, AS COMMON DEPOSITARY (THE “COMMON DEPOSITARY”) FOR EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS MADE TO USB NOMINEES (UK) LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, USB NOMINEES (UK) LIMITED, HAS AN INTEREST HEREIN.”

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 3.10 of the Base Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

Section 1.03. For purposes of this Third Supplemental Indenture, the following terms have the meanings set forth below:

“Applicable Procedures” means, with respect to any transfer, redemption, tender or exchange of or for beneficial interests in any Global Note, the rules and procedures of Euroclear and/or Clearstream that apply to such transfer or exchange.

“Clearstream” means Clearstream Banking, S.A., and any successor thereto.

“Corporate Trust Office of the European Paying Agent” means, initially, the office of Elavon Financial Services DAC, UK Branch, located at 125 Old Broad Street, London EC2N 1AR, United Kingdom.

“Corporate Trust Office of Security Registrar and Transfer Agent” means, initially, One Federal Street, 10th Floor, Boston, Massachusetts 02110, United States of America.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 1.02 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Euroclear” means Euroclear SA/NV, as operator of the Euroclear system, and any successor thereto.

“Global Note Legend” means the legend set forth in Section 1.02(f)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Rule 144A Global Notes and the Regulation S Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Section 1.02(b) or 1.02(d) hereof.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Non-U.S. Person” means a person other than a U.S. Person.

“Participant” means, with respect to Euroclear or Clearstream, a Person who has an account with Euroclear or Clearstream, respectively.

“QIB” means a “qualified institutional buyer”, as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Definitive Note” means a definitive Note substantially in the form of Exhibit A attached hereto that does not bear the Global Note Legend nor the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that bears the Restricted Notes Legend during the Restricted Period.

“Regulation S Global Note” means a permanent global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of, Euroclear and Clearstream and shall be registered in the name of USB Nominees (UK) Limited, as nominee of Elavon Financial Services DAC, as Common Depositary, representing Notes held by Non-U.S. Persons in reliance on Regulation S.

“Restricted Notes Legend” means the legend set forth in Section 1.02(f)(i) to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“Restricted Period” with respect to any Regulation S Global Note, means the 40 consecutive days beginning on and including the later of (i) the commencement of the offering of the Notes to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the date of the issuance of the Notes initially offered under this Indenture, and with respect to any Rule 144A Global Note, means one year after the later of the original issue date and the last date on which the Company or any affiliates of the Company was the owner of such Note (or any predecessor such security).

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Definitive Note” means a definitive Note substantially in the form of Exhibit A attached hereto that does not bear the Global Note Legend nor the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that bears the Restricted Notes Legend during the Restricted Period.

“Rule 144A Global Note” means a permanent global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of, Euroclear and Clearstream and shall be registered in the name of USB Nominees (UK) Limited, as nominee of Elavon Financial Services DAC, as Common Depositary, representing Notes held by QIBs in reliance on Rule 144A.

“Securities Act” means the Securities Act of 1933, as amended.

“TISE” means The International Stock Exchange.

“U.S. Person” means a U.S. person as defined in Rule 902(k) of Regulation S under the Securities Act.

Section 1.04. For purposes of this Third Supplemental Indenture, all references in the Indenture to “Paying Agent” shall be construed as being references to the European Paying Agent.

ARTICLE II

AGENTS

Section 2.01. Elavon Financial Services DAC, UK Branch will initially act as the European Paying Agent. The Company hereby initially designates the Corporate Trust Office of the European Paying Agent as the office to be maintained by it where Notes may be presented for payment. In furtherance of such appointment, the Trustee is hereby authorized and directed to execute and deliver the Agency Agreement.

Section 2.02. The Security Registrar for the Notes shall initially be U.S. Bank National Association and the Company hereby initially designates the Corporate Trust Office of the Security Registrar and Transfer Agent as the office to be maintained by it where Notes may be presented for registration of transfer or exchange.

Section 2.03. Each reference to the Trustee or any agent in the Base Indenture, to the extent it relates to the performance of duties or the exercise of rights assigned by this Third Supplemental Indenture, the Notes, or the Agency Agreement, in each case to the European Paying Agent, shall be deemed to be a reference to the European Paying Agent.

ARTICLE III

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 3.01. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Base Indenture (as supplemented or amended from time to time by one or more indentures supplemental thereto), whether now or hereafter issued and Outstanding, Article I of the Base Indenture shall be amended by adding the following defined terms to Section 1.01 in appropriate alphabetical sequence, as follows:

“Agency Agreement” means the agency agreement among the Company, the European Paying Agent and the Trustee with respect to the Notes.

“Below Investment Grade Rating Event” means the Notes are downgraded below Investment Grade by both of the Rating Agencies on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Business Day” means, with respect to any Note, any day other than a Saturday, Sunday or a day on which banking institutions in Frankfurt, London or New York are authorized or obligated by law or executive order to close.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of the Company and its Controlled Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than to any Permitted Holders; provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of the Company or its Controlled Subsidiaries shall not be deemed to be any such sale, lease, transfer, conveyance or disposition;

(2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than any Permitted Holders) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 promulgated under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares; or

(3) the approval by the Company’s stockholders of any plan or proposal relating to the liquidation or dissolution of the Company.

“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.

“Clearing System Business Day” means a day on which each clearing system through which the Global Note is being held is open for business.

“Common Depositary” means Elavon Financial Services DAC, as common depositary, or its nominee, on behalf of Euroclear and Clearstream, or any successor entity thereto.

“Controlled Subsidiary” means any Subsidiary of the Company, 50% or more of the outstanding equity interests of which are owned by the Company and its direct or indirect Subsidiaries and of which the Company possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting equity interests, by agreement or otherwise.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States, which are in effect from time to time.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) (or the equivalent investment grade credit rating from any Rating Agency selected by the Company as a Rating Agency).

“Moody’s” means Moody’s Investors Service or any successor thereto.

“Permitted Holders” means (i) the Company, (ii) one or more of the Company’s Controlled Subsidiaries and (iii) Blackstone Credit BDC Advisors LLC, any Affiliate of Blackstone Credit BDC Advisors LLC or any entity that is managed by Blackstone Credit BDC Advisors LLC that is organized under the laws of a jurisdiction located in the United States of America and in the business of managing or advising clients.

“Rating Agency” means (1) Moody’s; and (2) if Moody’s ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency for Moody’s.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act, as such regulation is in effect on the date of this Indenture (but excluding any Subsidiary which is (a) a non-recourse or limited recourse Subsidiary, (b) a bankruptcy remote special purpose vehicle or (c) is not consolidated with the Company for purposes of GAAP).

“Voting Stock” as applied to stock of any Person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the trustees (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

Section 3.02. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Base Indenture (as supplemented or amended from time to time by one or more indentures supplemental thereto), whether now or hereafter issued and Outstanding, Article I of the Base Indenture shall be amended by amending and restating the definition of “Subsidiary” in Section 1.01 as follows:

“Paying Agent” means the European Paying Agent, initially Elavon Financial Services DAC, UK Branch, or any successor thereto.

“Subsidiary” means (1) any corporation a majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company, (2) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest, or (3) a partnership in which such Person or Subsidiary of such Person is, at the time, a general partner and in which such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest. For the purposes of this definition, “voting stock” mean stock having voting power for the election of trustees, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency. In addition, for purposes of this definition, “Subsidiary” shall exclude any investments held by the Company in the ordinary course of business which are not, under GAAP, consolidated on the financial statements of the Company and its Subsidiaries.

ARTICLE IV

SECURITIES FORMS

Section 4.01. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Base Indenture (as supplemented or amended from time to time by one or more indentures supplemental thereto), whether now or hereafter issued and Outstanding, Article II of the Base Indenture shall be amended by replacing the fifth paragraph of Section 2.03 and adding the following new Section 2.04 thereto, as set forth below:

“Section 2.03.    Securities Issuable in Global Form.

[…]

Unless otherwise specified as contemplated by Section 3.01 for the Securities evidenced thereby, every global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF USB NOMINEES (UK) LIMITED, AS NOMINEE OF THE COMMON DEPOSITARY. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY OTHER PERSON, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.”

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK, SA/NV, AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”), AND CLEARSTREAM BANKING, S.A. (“CLEARSTREAM” AND, TOGETHER WITH EUROCLEAR, “EUROCLEAR/CLEARSTREAM”), TO THE COMPANY

OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF USB NOMINEES (UK) LIMITED OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF ELAVON FINANCIAL SERVICES DAC, AS COMMON DEPOSITARY (THE “COMMON DEPOSITARY”) FOR EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS MADE TO USB NOMINEES (UK) LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, USB NOMINEES (UK) LIMITED, HAS AN INTEREST HEREIN.”

“Section 2.04. Certificated Notes.

Notwithstanding anything to the contrary in the Indenture, Notes in physical, certificated form will be issued and delivered to each person that Euroclear or Clearstream identifies as a beneficial owner of the related Notes only if:

(a) the Common Depositary notifies the Company that it is unwilling, unable or no longer qualified to continue as common depositary for the Global Notes and the Company fails to appoint a successor common depositary within 90 calendar days;

(b) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee and the European Paying Agent ; or

(c) an Event of Default with respect to the Notes has occurred and is continuing and such beneficial owner requests that its Notes be issued in physical, certificated form.”

ARTICLE V

THE SECURITIES

Section 5.01. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Base Indenture (as supplemented or amended from time to time by one or more indentures supplemental thereto), whether now or hereafter issued and Outstanding, Article III of the Base Indenture shall be amended by (i) replacing clause (1) of Section 3.01; and (2) replacing the tenth and eleventh paragraphs of Section 3.05 thereof with the following:

Section 3.01. Amount Unlimited; Issuable in Series.

[…]

“(1) the title of the Securities of the series including ISIN numbers (which shall distinguish the Securities of such series from all other series of Securities);

Section 3.05. Registration, Registration of Transfer and Exchange.

[…]

“The Trustee shall have no responsibility or obligation to any beneficial owner of a global Security, a member of, or a participant in, Euroclear or Clearstream or other Person with respect to the accuracy of the records of Euroclear or Clearstream or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than Euroclear or Clearstream) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Securities shall be given or made only to or upon the order of the registered Holders (which shall be Euroclear and Clearstream or their nominee in the case of a global Security). The rights of beneficial owners in any global Security shall be exercised only through Euroclear and Clearstream subject to the applicable rules and procedures of Euroclear and Clearstream. The Trustee may rely and shall be fully protected in relying upon information furnished by Euroclear and Clearstream with respect to its members, participants and any beneficial owners.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Euroclear and Clearstream participants, members or beneficial owners in any global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any of its agents shall have any responsibility for any actions taken or not taken by Euroclear or Clearstream.”

Section 5.02. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Base Indenture (as supplemented or amended from time to time by one or more indentures supplemental thereto), whether now or hereafter issued and Outstanding, Article III of the Base Indenture shall be amended by replacing Section 3.14 thereof with the following:

“Section 3.14. ISIN Numbers.

The Company, in issuing the Notes, may use “ISIN” numbers (if then generally in use), and, if so, the Trustee shall indicate the respective “ISIN” numbers of the Notes in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee as promptly as practicable in writing of any change in the ISIN numbers.”

ARTICLE VI

REMEDIES

Section 6.01. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Base Indenture (as supplemented or amended from time to time by one or more indentures supplemental thereto), whether now or hereafter issued and Outstanding, Article V of the Base Indenture shall be amended by replacing clauses (2), (4) and (7) of Section 5.01 thereof with the following:

“(2)	default in the payment of the principal of (or premium, if any, on) any Note when it becomes due and payable at its Maturity, including upon any Redemption Date or required repurchase date;”

“(4)

default in the performance, or breach, of any covenant or agreement of the Company in this Indenture or the Notes (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of a series of securities other than the Notes), and continuance of such default or breach for a period of 60 consecutive days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or”

“(7)

if, pursuant to Section 18(a)(1)(C)(ii) and Section 61 of the Investment Company Act, on the last business day of each of 24 consecutive calendar months, any class of securities shall have an asset coverage (as such term is used in the Investment Company Act) of less than 100% giving effect to any exemptive relief granted to the Company by the Commission;”

Section 6.02. Except as may be provided in a Future Supplemental Indenture, for the benefit of Holders of the Notes but no other series of Securities under the Base Indenture (as supplemented or amended from time to time by one or more indentures supplemental thereto), whether now or hereafter issued and Outstanding, Article V of the Base Indenture shall be amended by amending clause (6) of Section 5.01 thereof as follows: the words “90 consecutive days” in the final clause thereof shall be replaced with the words “60 consecutive days”.

Section 6.03. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Base Indenture (as supplemented or amended from time to time by one or more indentures supplemental thereto), whether now or hereafter issued and Outstanding, Article V of the Base Indenture shall be amended by adding as clause (9) of Section 5.01 thereof the following:

“(9)

default by the Company or any of its Significant Subsidiaries, with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $100 million in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, unless, in either case, such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding.”

Section 6.04. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Base Indenture (as supplemented or amended from time to time by one or more indentures supplemental thereto), whether now or hereafter issued and Outstanding, Article V of the Base Indenture shall be amended by replacing the first paragraph of Section 5.02 thereof with the following:

“If an Event of Default with respect to the Notes occurs and is continuing, then and in every such case (other than an Event of Default specified in Section 5.01(5) or 5.01(6)), the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may (and the Trustee shall at the request of such Holders) declare the principal of all the Outstanding Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal or specified portion thereof shall become immediately due and payable; provided that 100% of the principal of, and accrued and unpaid interest on, the Notes will automatically become due and payable in the case of an Event of Default specified in Section 5.01(5) or 5.01(6) hereof.”

Section 6.05. Except as may be provided in a Future Supplemental Indenture, for the benefit of Holders of the Notes but no other series of Securities under the Base Indenture (as supplemented or amended from time to time by one or more indentures supplemental thereto), whether now or hereafter issued and Outstanding, Article V of the Base Indenture shall be amended by replacing clause (3) of Section 5.12 thereof with the following:

“(3)	the Trustee need not take any action that it determines in good faith may involve it in personal liability or be unjustly prejudicial to the Holders of the Notes not consenting; and”

ARTICLE VII

THE TRUSTEE

Section 7.01. Except as may be provided in a Future Supplemental Indenture, for the benefit of Holders of the Notes but no other series of Securities under the Base Indenture (as supplemented or amended from time to time by one or more indentures supplemental thereto), whether now of hereafter issued and Outstanding, Article VI of the Base Indenture shall be amended by replacing the final proviso of Section 6.01 thereof with the following:

“and provided further that in the case of any Default or breach of the character specified in Section 5.01(4) with respect to the Securities of such series, no such notice to Holders shall be given until at least 60 days after the occurrence thereof”

ARTICLE VIII

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Base Indenture (as supplemented or amended from time to time by one or more indentures supplemental thereto), whether now or hereafter issued and Outstanding, Article VIII of the Base Indenture shall be amended by replacing Section 8.01 with the following:

“Section 8.01. Merger, Consolidation or Sale of Assets.

The Company shall not merge or consolidate with or into any other Person (other than a merger of a wholly owned Subsidiary of the Company into the Company), or sell, transfer, lease, convey or otherwise dispose of all or substantially all of its property (provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of the Company or its Controlled Subsidiaries shall not be deemed to be any such sale, transfer, lease, conveyance or disposition) in any one transaction or series of related transactions unless:

(1) the Company shall be the surviving Person (the “Surviving Person”) or the Surviving Person (if other than the Company) formed by such merger or consolidation or to which such sale, transfer, lease, conveyance or disposition is made shall be a statutory trust, corporation or limited liability company organized and existing under the laws of the United States of America or any state or territory thereof;

(2) the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes Outstanding, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company;

(3) immediately before and immediately after giving effect to such transaction or series of related transactions, no Default or Event of Default shall have occurred and be continuing; and

(4) the Company shall deliver, or cause to be delivered, to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto, comply with this Section 8.01 and that all conditions precedent in this Indenture relating to such transaction have been complied with.

For the purposes of this Section 8.01, the sale, transfer, lease, conveyance or other disposition of all the property of one or more Subsidiaries of the Company, which property, if held by the Company instead of such Subsidiaries, would constitute all or substantially all the property of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all the property of the Company.”

ARTICLE IX

COVENANTS

Section 9.01. Except as may be provided in a Future Supplemental Indenture, for the benefit of Holders of the Notes but no other series of Securities under the Base Indenture (as supplemented or amended from time to time by one or more indentures supplemental thereto), whether now or hereafter issued and Outstanding, Article X of the Base Indenture shall be amended by replacing clause (1) of Section 10.05 thereof with the following:

“(1)

The Company will deliver to the Trustee within 120 days after the end of each fiscal year ending after the date hereof (which fiscal year ends on December 31), so long as any Notes are Outstanding hereunder, a brief Officers’ Certificate as to the knowledge of the signers of the Company’s compliance with all of the terms, provisions or conditions of this Indenture. For purposes of this Section 10.05, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.”

Section 9.02. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Base Indenture (as supplemented or amended from time to time by one or more indentures supplemental thereto), whether now or hereafter issued and Outstanding, Article X of the Base Indenture shall be amended by adding the following new Sections 10.07 and 10.08 thereto, each as set forth below:

“Section 10.07. Section 18(a)(1)(A) of the Investment Company Act.

The Company hereby agrees that for the period of time during which the Notes are Outstanding, the Company will not violate, whether or not it is subject to, Section 18(a)(1)(A) of the Investment Company Act, as modified by Section 61(a)(1) and (2) of the Investment Company Act or any successor provisions, as such obligations may be amended or superseded, giving effect to any exemptive relief granted to us by the Securities and Exchange Commission.”

“Section 10.08. Commission Reports and Reports to Holders.

If, at any time, the Company is not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the Commission, the Company agrees to furnish to the Holders of the Notes and the Trustee for the period of time during which the Notes are Outstanding: (i) within 90 days after the end of each fiscal year of the Company, audited annual consolidated financial statements of the Company and (ii) within 45 days after the end of each fiscal quarter of the Company (other than the Company’s fourth fiscal quarter), unaudited interim consolidated financial statements of the Company. All such financial statements shall be prepared, in all material respects, in accordance with GAAP, as applicable.”

ARTICLE X

REDEMPTION OF SECURITIES

Section 10.01. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Base Indenture (as supplemented or amended from time to time by one or more indentures supplemental thereto), whether now or hereafter issued and Outstanding, Article XI of the Base Indenture shall be amended by replacing Section 11.03 with the following:

“Section 11.03. Selection by Trustee of Securities to Be Redeemed.

If the Company elects to redeem only a portion of the Notes, the particular Notes to be redeemed will be selected in accordance with the applicable procedures of the Trustee and, so long as the Notes are registered in the name of a nominee for the Common Depositary, in compliance with the requirements of Euroclear and Clearstream; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than €100,000 or an integral multiple of €1,000, in excess thereof.

The Trustee shall promptly notify the Company and the Security Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of the Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.”

ARTICLE XI

OFFER TO REPURCHASE UPON A CHANGE OF CONTROL REPURCHASE EVENT

Section 11.01. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Base Indenture (as supplemented or amended from time to time by one or more indentures supplemental thereto), whether now or hereafter issued and Outstanding, Article XIII of the Base Indenture shall be amended by replacing Sections 13.01 to 13.05 with the following:

“Section 13.01. Change of Control.

If a Change of Control Repurchase Event occurs, unless the Company shall have exercised its right to redeem the Notes in full, the Company shall make an offer to each Holder of the Notes to repurchase all or any part (in minimum denominations of €100,000 and integral multiples of €1,000 , in excess thereof) of that Holder’s Notes at a repurchase price in cash equal to 100% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of purchase. Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. The Company shall comply with the requirements of Rule 14e-1 promulgated under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event.

To the extent that the provisions of any securities laws or regulations conflict with this Section 13.01, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 13.01 by virtue of such conflict.

On the Change of Control Repurchase Event payment date, subject to extension if necessary to comply with the provisions of the Investment Company Act, the Company shall, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to its offer;

(2) deposit with the European Paying Agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Notes being purchased by the Company.

The European Paying Agent will promptly remit to each Holder of Notes properly tendered the purchase price for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a minimum principal amount of €100,000 or an integral multiple of €1,000, in excess thereof.

If any Repayment Date upon a Change of Control Repurchase Event falls on a day that is not a Business Day, then the required payment will be made on the next succeeding Business Day and no additional interest will accrue as a result of such delayed payment.

The Company will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes an offer in respect of the Notes in the manner, at the time and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.”

ARTICLE XII

MEETINGS OF HOLDERS OF SECURITIES

Section 12.01. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Base Indenture (as supplemented or amended from time to time by one or more indentures supplemental thereto), whether now or hereafter issued and Outstanding, Article XV of the Base Indenture shall be amended by replacing clause (c) of Section 15.05 with the following:

“(c) At any meeting of Holders, each Holder of a Security of such series or proxy shall be entitled to one vote for each €1,000 principal amount of the Outstanding Securities of such series held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

ARTICLE XIII

MISCELLANEOUS

Section 13.01. This Third Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws that would cause the application of laws of another jurisdiction. This Third Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions.

Section 13.02. In case any provision in this Third Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.03. This Third Supplemental Indenture may be executed in counterparts, each of which will be an original, but such counterparts will together constitute but one and the same Third Supplemental Indenture. The exchange of copies of this Third Supplemental Indenture and of signature pages by facsimile, .pdf transmission, email or other electronic means shall constitute effective execution and delivery of this Third Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, .pdf transmission, email or other electronic means shall be deemed to be their original signatures for all purposes. For the avoidance of doubt, all notices, approvals, consents, requests and any communications hereunder or with respect to this Third Supplemental Indenture must be in writing (provided that any communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign or Adobe (or such other digital signature provider as specified in writing to Trustee by the authorized representative), in English. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 13.04. The Base Indenture, as supplemented and amended by this Third Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this Third Supplemental Indenture shall be read, taken and construed as one and the same instrument with respect to the Notes. All provisions included in this Third Supplemental Indenture supersede any conflicting provisions included in the Base Indenture with respect to the Notes, unless not permitted by law. The Trustee accepts the trusts created by the Base Indenture, as supplemented by this Third Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Base Indenture, as supplemented by this Third Supplemental Indenture.

Section 13.05. The provisions of this Third Supplemental Indenture shall become effective as of the date hereof.

Section 13.06. Notwithstanding anything else to the contrary herein, the terms and provisions of this Third Supplemental Indenture shall apply only to the Notes and shall not apply to any other series of Securities under the Base Indenture (as supplemented or amended from time to time by one or more indentures supplemental thereto) and this Third Supplemental Indenture shall not and does not otherwise affect, modify, alter, supplement or change the terms and provisions of any other series of Securities under the Base Indenture (as supplemented or amended from time to time by one or more indentures supplemental thereto), whether now or hereafter issued and Outstanding.

Section 13.07. The recitals contained herein and in the Notes shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture, the Notes or any Additional Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Third Supplemental Indenture, authenticate the Notes and any Additional Notes and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Company of the Notes or any Additional Notes or the proceeds thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

BLACKSTONE PRIVATE CREDIT FUND

By:	/s/ Brad Marshall
Name: Brad Marshall
Title: Chief Executive Officer

ELAVON FINANCIAL SERVICES DAC, UK BRANCH, as European Paying Agent

By:	/s/ Liliya Popova
Name: Liliya Popova
Title: Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Karen Beard
Name: Karen Beard
Title: Authorized Signatory

[Third Supplemental Indenture Signature Page]

Exhibit A – Form of Global Note

THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO, AND IS REGISTERED IN THE NAME OF, USB NOMINEES (UK) LIMITED, AS NOMINEE OF THE COMMON DEPOSITARY. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY OTHER PERSON, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK, S.A./N.V., AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”), AND CLEARSTREAM BANKING, S.A. (“CLEARSTREAM” AND, TOGETHER WITH EUROCLEAR, “EUROCLEAR/CLEARSTREAM”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF USB NOMINEES (UK) LIMITED OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF ELAVON FINANCIAL SERVICES DAC, AS COMMON DEPOSITARY (THE “COMMON DEPOSITARY”) FOR EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS MADE TO USB NOMINEES (UK) LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, USB NOMINEES (UK) LIMITED, HAS AN INTEREST HEREIN.

[Insert the Restricted Notes Legend if applicable pursuant to the provisions of the Indenture]

Blackstone Private Credit Fund

No.	€

ISIN No.: Common Code:

1.750% Notes due 2026

Blackstone Private Credit Fund, a Delaware statutory trust duly organized and existing under the laws of Delaware (herein called the “Company”, which term includes any successor Person under the base indenture, dated as of September 15, 2021 (the “Base Indenture”), as amended and supplemented by the Third Supplemental Indenture, dated as of November 2, 2021 among the Company, Elavon Financial Services DAC, UK Branch, as European paying agent (the “European Paying Agent”) and U.S. Bank National Association (the “Trustee”) (together, the Indenture”)), for value received, hereby promises to pay to USB Nominees (UK) Limited, or registered assigns, upon presentation, the principal sum of          Euros (€                     ) on November 30, 2026, and to pay interest thereon from November 2, 2021 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, annually in arrears on November 30 of each year, commencing November 30, 2021, at the rate of 1.750% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be, so long as the Notes are represented by this Global Note, one Clearing System Business Day immediately preceding the related interest payment date (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. The day-count fraction applied to calculate the amount of interest payable in respect of each Note shall be the number of days in the relevant period from (and including) the date from which interest begins to accrue to (but excluding) the date on which it falls due, divided by the number of days in the interest period in which the relevant period falls (including the first such day but excluding the last). This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association (ICMA). For purposes of the Notes, “Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in Frankfurt, London or New York are authorized or obligated by law or executive order to close and “Clearing System Business Day” means a day on which each clearing system through which the Global Note is being held is open for business. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special

Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. This Security may be issued as part of a series.

Payment of the principal of, or premium, or Redemption Price, if applicable, on, and any such interest on this Security will be made at the corporate trust office or agency maintained for such purpose in London, initially the corporate trust office of the European Paying Agent, located at 125 Old Broad Street, London EC2N 1AR, United Kingdom, in Euros.

Payments of principal of, premium or Redemption Price, if any, and interest in respect of this Security shall be made by wire transfer of immediately available funds in Euros. If, on or after the date of issuance of the Notes, the Company is unable to obtain Euros in amounts sufficient to make any required payment under the Notes due to the imposition of exchange controls or other circumstances beyond the Company’s control (including the dissolution of the European Monetary Union), then all payments in respect of the Notes will be made in U.S. dollars until Euros are again available to the Company. In such circumstances, the amount payable on any date in Euros will be converted into U.S. dollars at a rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the latest U.S. dollar/Euro exchange rate available on or prior to the second business day prior to the relevant payment date as determined by the Company in its sole discretion. Any payment in respect of the Notes so made in U.S. dollars will not constitute an Event of Default under the Notes or the Indenture. Neither the Trustee nor the European Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by, or on behalf of the, Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

BLACKSTONE PRIVATE CREDIT FUND

By:
Name:
Title:

Attest

By:
Name:
Title:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Blackstone Private Credit Fund

1.750% Notes due 2026

This Security is one of a duly authorized issue of Senior Securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of September 15, 2021 (herein called the “Base Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Base Indenture), and reference is hereby made to the Base Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered, as amended and supplemented by the Third Supplemental Indenture, dated as of November 2, 2021, by and among the Company, the Trustee and the European Paying Agent (herein called the “Third Supplemental Indenture” and the Third Supplemental Indenture and the Base Indenture together are herein called the “Indenture”). In the event of any conflict between the Base Indenture and the Third Supplemental Indenture, the Third Supplemental Indenture shall govern and control.

This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to €500,000,000. Under a Board Resolution, Officers’ Certificate pursuant to Board Resolutions or an indenture supplement, the Company may from time to time, without the consent of the Holders of Securities, issue additional Securities of this series (in any such case “Additional Securities”) having the same ranking and the same interest rate, maturity and other terms as the Securities, provided that, if such Additional Securities are not fungible with the Securities (or any other tranche of Additional Securities) for U.S. federal income tax purposes, then such Additional Securities will have different CUSIPs (if applicable), Common Codes and ISIN numbers from the Securities represented hereby (and any such other tranche of Additional Securities). Any Additional Securities and the existing Securities will constitute a single series under the Indenture and all references to the relevant Securities herein shall include the Additional Securities unless the context otherwise requires. The aggregate amount of outstanding Securities represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.

Prior to the Par Call Date, the Securities of this series are subject to redemption in whole or in part at any time or from time to time, at the option of the Company, at a Redemption Price per security equal to the greater of the following amounts:

(A) 100% of the principal amount of the Securities to be redeemed, or

(B) the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of accrued and unpaid to the Redemption Date) on the Notes to be redeemed through the Par Call Date, discounted to the Redemption Date on an annual basis (ACTUAL/ACTUAL (ICMA)), at the Bond Rate plus 35 basis points, plus, in each case, accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

Notwithstanding the foregoing, at any time on or after the Par Call Date, the Company may redeem some or all of the Notes at any time, or from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed plus, in each case, accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

For purposes of calculating the Redemption Price in connection with the redemption of the Notes, on any Redemption Date, the following terms have the meanings set forth below:

“Bond Rate” means the annual equivalent yield to maturity, expressed as a percentage (rounded to three decimal places, 0.0005 being rounded upwards), on the third Business Day prior to the date fixed for redemption, of the Reference Bond (as defined below) on the basis of the middle market price of the Reference Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by the Company or the Independent Investment Bank.

“Business Day” means, with respect to any Note, any day other than a Saturday, Sunday or a day on which banking institutions in Frankfurt, London or New York are authorized or obligated by law or executive order to close.

“Independent Investment Bank” means one of the Reference Bond Dealers that the Company appoint as the Independent Investment Bank from time to time.

“Par Call Date” means August 30, 2026, which is the date that is three months prior to the maturity date of the Notes.

“Reference Bond” means, in relation to any Bond Rate calculation, a German government bond whose maturity is closest to the maturity of the notes, or if the Company or the Independent Investment Bank considers that such similar bond is not in issue, such other German government bond as the Company or the Independent Investment Bank, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Company or the Independent Investment Bank, determine to be appropriate for determining the Bond Rate.

“Reference Bond Dealer” means (A) each of Barclays Bank PLC, Deutsche Bank AG, London Branch and Société Générale (or their respective affiliates that are Primary Bond Dealers), and their respective successors and (B) any other broker of, and/or market maker in, German government bonds, or a Primary Bond Dealer, selected by the Company.

Notice of redemption shall be given in writing and mailed, first-class postage prepaid or by overnight courier guaranteeing next-day delivery, to each Holder of the Securities to be redeemed, not less 15 nor more than 60 days prior to the Redemption Date, at the Holder’s address appearing in the Security Register. All notices of redemption shall contain the information set forth in Section 11.04 of the Base Indenture; provided, that Common Codes and/or ISIN numbers shall be included in place of CUSIP numbers.

Any exercise of the Company’s option to redeem the Securities will be done in compliance with the Investment Company Act, to the extent applicable.

If the Company elects to redeem only a portion of the Notes, the particular Notes to be redeemed will be selected in accordance with the applicable procedures of the Trustee and, so long as the Notes are registered in the name of a nominee for the Common Depositary, in compliance with the requirements of Euroclear and Clearstream; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than €100,000 or an integral multiple of €1,000, in excess thereof.

Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Securities called for redemption.

Holders will have the right to require the Company to repurchase their Securities upon the occurrence of a Change of Control Repurchase Event, as set forth in the Indenture, and the Company has the right to repurchase the Securities in the event it is required to pay Additional Amounts, as set forth in the Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing (other than Events of Default related to certain events of bankruptcy, insolvency or reorganization as set forth in the Indenture), the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. In the case of certain events of bankruptcy, insolvency or reorganization described in the Indenture, 100% of the principal of and accrued and unpaid interest on the Securities will automatically become due and payable.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity, security, or both, satisfactory to the Trustee, against the costs, expenses and liabilities to be incurred in compliance with such request, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty (60) days after receipt of such notice, request and offer of indemnity and/or security. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of €100,000 and any integral multiples of €1,000, in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The initial outstanding principal amount of this Global Note is €         . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

Exhibit B – Form of Certificate of Transfer

Blackstone Private Credit Fund

345 Park Avenue, 31st Floor

New York, New York 10154

Attention: Secretary

U.S. Bank National Association, as Trustee

One Federal Street, 3rd Floor

Boston, MA 02110

Fax No.: (617) 603-6665

Attention: Corporate Trust Services Re: 1.750% Notes due 2026

Reference is hereby made to the Indenture, dated as of September 15, 2021, as supplemented by the Third Supplemental Indenture, dated as of November 2, 2021 (collectively, the “Indenture”), between Blackstone Private Credit Fund, as issuer (the “Company”), Elavon Financial Services DAC, UK Branch, as European paying agent (the “European Paying Agent”) and U.S. Bank National Association, as trustee.

Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of €         in such Note[s] or interests (the “Transfer”), to                      (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.

[ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RULE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and reasonably believes that such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state or other jurisdiction of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the Rule 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.

[ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the

Securities Act, and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Restricted Notes Legend printed on the Regulation S Global Note and/or Definitive Note and in the Indenture and the Securities Act.

3.

[ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Rule 144A Global Notes and Rule 144A Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that such Transfer is being effected to the Company or a subsidiary thereof.

4.	[ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A REGULATION S GLOBAL NOTE OR OF A REGULATION S DEFINITIVE NOTE.

(a)

[ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the Rule 144A Global Notes, on Rule 144A Definitive Notes and in the Indenture.

(b)

[ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state or other jurisdiction of the United States and (ii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the Rule 144A Global Notes, on Rule 144A Definitive Notes and in the Indenture.

(c)

[ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state or other jurisdiction of the United States and (ii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the Rule 144A Global Notes or Rule 144A Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE]

(i)    [ ] Rule 144A Global Note (ISIN: XS2403519866), or

(ii)   [ ] Regulation S Global Note (ISIN: XS2403519601)/

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)    [ ] a beneficial interest in the:

(b)    [ ] Rule 144A Global Note (ISIN XS2403519866), or

(c)    [ ] Regulation S Global Note (ISIN XS2403519601), or

(e)    [ ] a Rule 144A Definitive Note; or

(f)    [ ] a Regulation S Definitive Note, in accordance with the terms of the Indenture.

Exhibit C – Form of Certificate of Exchange

Blackstone Private Credit Fund

345 Park Avenue, 31st Floor

New York, New York 10154

Attention: Secretary

U.S. Bank National Association, as Trustee

One Federal Street, 3rd Floor

Boston, MA 02110

Telecopier No.: (617) 603-6665

Attention: Corporate Trust Services

Re: 1.750% Notes due 2026

Reference is hereby made to the Indenture, dated as of September 15, 2021, as supplemented by the Third Supplemental Indenture, dated as of November 2, 2021 (collectively, the “Indenture”), between Blackstone Private Credit Fund, as issuer (the “Company”), Elavon Financial Services DAC, UK Branch, as European paying agent (the “European Paying Agent”) and U.S. Bank National Association, as trustee.

Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of €         in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.	EXCHANGE OF RULE 144A DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RULE 144A GLOBAL NOTE FOR REGULATION S DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN REGULATION S GLOBAL NOTE

(a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RULE 144A GLOBAL NOTE TO BENEFICIAL INTEREST IN AN REGULATION S GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Rule 144A Global Note for a beneficial interest in a Regulation S Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in a Regulation S Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RULE 144A GLOBAL NOTE TO REGULATION S DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Rule 144A Global Note for a Regulation S Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Rule 144A Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) [ ] CHECK IF EXCHANGE IS FROM RULE 144A DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN REGULATION S GLOBAL NOTE. In connection with the Owner’s Exchange of a Rule 144A Definitive Note for a beneficial interest in a Regulation S Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Rule 144A Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture, and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) [ ] CHECK IF EXCHANGE IS FROM RULE 144A DEFINITIVE NOTE TO REGULATION S DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Rule 144A Definitive Note for a Regulation S Definitive Note, the Owner hereby certifies (i) the Regulation S Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Rule 144A Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act and (iv) the Regulation S Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.	EXCHANGE OF RULE 144A DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RULE 144A GLOBAL NOTES FOR RULE 144A DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RULE 144A GLOBAL NOTES

(a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RULE 144A GLOBAL NOTE TO RULE 144A DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Rule 144A Global Note for a Rule 144A Definitive Note with an equal principal amount, the Owner hereby certifies that the Rule 144A Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Rule 144A Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the Rule 144A Definitive Note and in the Indenture and the Securities Act.

(b) [ ] CHECK IF EXCHANGE IS FROM RULE 144A DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RULE 144A GLOBAL NOTE. In connection with the Exchange of the Owner’s Rule 144A Definitive Note for a beneficial interest in a Rule 144A Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Rule 144A Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state or other jurisdiction of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the relevant Rule 144A Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

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